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Herman F. Dick, Jr. (614) 870-5604

Core Molding Technologies announces management changes as part of succession plan.

COLUMBUS, Ohio – October 3, 2006 – Core Molding Technologies, Inc. (AMEX: CMT) announced today that its Board of Directors has approved the appointment of Kevin L. Barnett to succeed James L. Simonton as President and Chief Executive Officer and the appointment of Stephen J. Klestinec as Chief Operating Officer, both effective on January 1, 2007. The Board of Directors also expressed its intent to appoint Mr. Barnett to the Board on that date.

The announcement concludes an orderly succession plan approved by the Board of Directors that accommodates Mr. Simonton’s decision to retire after serving as President and Chief Executive Officer since January 15, 2000.

“Kevin Barnett is a talented and experienced executive who has driven our strategy and our operations. I am very pleased our Board endorsed my recommendation that Kevin assume the responsibilities of President and CEO,” said Jim Simonton. “Under his guidance, I am convinced Core will continue to expand and improve its capabilities and increase market share and profitability in support of our strategic plan”.

“We are very pleased with the work Jim Simonton and the management team have done to grow and diversify the Company over the past five years” said Malcolm M. Prine, Chairman of the Board of Directors. “We owe Jim our deepest gratitude and are delighted that he will be able to travel and spend more time with his family after 43 years in manufacturing.” Prine continued, “The Board of Directors and I are very pleased with the capabilities and growth Kevin and Steve have demonstrated as part of our succession plan during the last four years. We have every confidence in their ability to lead the Company with expertise and integrity.”

Mr. Barnett joined the Company in 1997 as Chief Financial Officer. He has served as Vice President Columbus Operations, Vice President Business Development and most recently Group Vice President responsible for operations, sales and marketing and business development.

Mr. Klestinec joined the Company in1998 as Vice President Sales and Marketing and currently serves as Vice President, Operations.

Core Molding Technologies, Inc. is a compounder of sheet molding composites (SMC) and molder of fiberglass reinforced plastics. The Company’s processing capabilities include the compression molding of SMC, resin transfer molding, multiple insert tooling (MIT), spray up and hand lay up processes. The Company produces high quality fiberglass reinforced, molded products and SMC materials for varied markets, including light, medium and heavy-duty trucks, automobiles, automobile aftermarket, personal watercraft and other commercial products. Core Molding Technologies, with its headquarters in Columbus, Ohio, operates plants in Columbus and Batavia, Ohio, Gaffney, South Carolina, and Matamoros, Mexico.

This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies’ operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies’ control. These uncertainties and factors could cause Core Molding Technologies’ actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this quarterly report: business conditions in the plastics, transportation, watercraft and commercial product industries; general economic conditions in the markets in which Core Molding Technologies operates; dependence upon four major customers as the primary source of Core Molding Technologies’ sales revenues; recent efforts of Core Molding Technologies to expand its customer base; failure of Core Molding Technologies’ suppliers to perform their contractual obligations; the availability of raw materials; inflationary pressures; new technologies; competitive and regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract key personnel; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; management’s decision to pursue new products or businesses which involve additional costs, risks or capital expenditures; and other risks identified from time-to-time in Core Molding Technologies other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of the 2005 Annual Report to Shareholders on Form 10-K.